Exhibit 1
                                                                    ---------

                           AMENDMENT No. 4 to WAIVER
                           -------------------------

     AMENDMENT No. 4 to WAIVER, dated January 7, 2006, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation (the "Company"), VHA INC., a Delaware corporation ("VHA"), and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation ("UHC").

                             W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the "Original Waiver"), an Amendment No. 1 to Waiver dated April 7, 2005 ("Amendment No. 1"), an Amendment No. 2 to Waiver dated July 7, 2005 ("Amendment No. 2") and an Amendment No. 3 to Waiver dated October 7, 2005 ("Amendment No. 3"); and

     WHEREAS, the parties desire to amend the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, as provided herein.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Amendment to Section 1 of the Original Waiver. Section 1 of the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, is hereby amended by replacing "January 7, 2006" with "the earlier of (A) the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 10, 2005, among the Company, Global Healthcare Exchange, LLC and Leapfrog Merger Corporation (the "Merger Agreement")) and
(b) the date of the termination of the Merger Agreement".

     Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of this Amendment No. 4, all references to the Original Waiver shall mean references to the Original Waiver, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and hereby.

     Section 3. Amendments; Waivers. This Amendment No. 4 may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment No. 4. Any term, provision or condition of this Amendment No. 4 may be waived in writing at any time by the party which is entitled to the benefit thereof.

     Section 4. Counterparts. This Amendment No. 4 may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

     Section 5. Governing Law. This Amendment No. 4 shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.



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     IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 4 on the date first written above.


                                            NEOFORMA, INC. (formerly known as
                                            NEOFORMA.COM, INC.)


                                            By:    /s/ Robert Zollars
                                                   ------------------
                                            Name:  Robert Zollars
                                            Title: Chief Executive Officer


                                            VHA INC.

                                            By:    /s/ Marcea B. Lloyd
                                                   -------------------
                                            Name:  Marcea B. Lloyd
                                            Title: Chief Administrative Officer
                                                   and General Counsel


                                            UNIVERSITY HEALTHSYSTEM
                                            CONSORTIUM

                                            By:    Robert J. Baker
                                                   ---------------
                                            Name:  Robert J. Baker
                                            Title: President and Chief
                                                   Executive Officer